Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement of International Gold Corp. (an exploration stage company) on Form SB-2/A-1 of our Auditors' Report, dated January 13, 2005, on the balance sheet of International Gold Corp. (an exploration stage company) as at December 31, 2004 and the related statements of operations, cash flows, and stockholders' deficiency for the period from inception on December 9, 2004 to December 31, 2004.

In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.

Vancouver, Canada	/s/ "Morgan & Company"

June 13, 2005	Chartered Accountants